UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

Immersion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38334	94-3180138
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rio Robles, San Jose, CA	95134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 467-1900

N/A

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 11, 2018, Immersion Corporation, a Delaware corporation (the “Company”), entered into a Cooperation Agreement (the “Cooperation Agreement”) with VIEX Opportunities Fund, LP – Series One, VIEX Special Opportunities Fund II, LP, VIEX GP, LLC, VIEX Special Opportunities GP II, LLC, VIEX Capital Advisors, LLC, and Eric Singer (collectively, the “Investor Group”) regarding a nomination to the Board of Directors of the Company (the “Board”).

Pursuant to the Cooperation Agreement, the Company has agreed to nominate and recommend Kenneth Traub for election as a Class I director at the 2018 annual stockholders meeting, to be held no later than June 29, 2018, with a term expiring at the Company’s 2019 annual stockholders meeting.

Pursuant to the Cooperation Agreement, the Investor Group has agreed to withdraw its nominees for election as directors at the 2018 annual meeting and vote, or cause to be voted, all shares of Company common stock beneficially owned by each Investor and their respective affiliates and associates in favor of Mr. Traub.

The Company has also agreed to reimburse the Investor Group’s reasonable out-of-pocket fees and expenses, including legal fees, actually incurred in connection with the matters related to the 2018 annual meeting and the Cooperation Agreement in an amount not to exceed $50,000.

The foregoing description of the Cooperation Agreement is qualified in its entirely by reference to the full text of the Cooperation Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2018, current Board member Jack Saltich notified the Board that he will retire from the Board at the conclusion of his current term at the 2018 annual meeting. Mr. Saltich’s decision to retire was not in connection with a disagreement relating to the Company’s operations, policies or practices.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01 Other Events.

A copy of the press release issued by the Company on May 11, 2018 announcing the execution of the Cooperation Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title

10.1	Cooperation Agreement dated May 11, 2018 by and among Immersion Corporation and VIEX Opportunities Fund, LP – Series One, VIEX Special Opportunities Fund II, LP, VIEX GP, LLC, VIEX Special Opportunities GP II, LLC, VIEX Capital Advisors, LLC, and Eric Singer.

99.1	Immersion Corporation Press Release issued on May 11, 2018

Important Additional Information And Where To Find It

Immersion, its directors and certain of its executive officers are deemed to be participants in the solicitation of proxies from Immersion’s stockholders in connection with the matters to be considered at Immersion’s 2018 Annual Meeting of Stockholders. Information regarding the names of Immersion’s directors and executive officers and their respective interests in Immersion by security holdings or otherwise can be found in Immersion’s Annual Report on Form 10-K/A, filed with the Securities and Exchange Commission (“SEC”) on April 30, 2018. To the extent holdings of Immersion’s securities have changed since the amounts set forth in Immersion’s Annual Report on Form 10-K/A, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Immersion intends to file a proxy statement and accompanying proxy card with the SEC in connection with the solicitation of proxies from Immersion stockholders in connection with the matters to be considered at Immersion’s 2018 Annual Meeting of Stockholders. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in Immersion’s proxy statement for its 2018 Annual Meeting, including the schedules and appendices thereto. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND THE ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED BY IMMERSION WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain Immersion’s proxy statement, any amendments or supplements to the proxy statement, the accompanying proxy card, and other documents filed by Immersion with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of Immersion’s corporate website at www.Immersion.com or by contacting Immersion’s Corporate Secretary at Immersion Corporation, 50 Rio Robles, San Jose, California 95134 or by calling Immersion’s Corporate Secretary at (408) 350-8819.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMERSION CORPORATION

Date: May 11, 2018	By:	/s/Amie Peters
Name: Amie Peters
Title: General Counsel